Exhibit 14



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Combined Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated December 12, 1997, relating to the financial statements and financial highlights of the Phoenix Convertible Fund Series, a series of the Phoenix Series Fund, appearing in the October 31, 1997 Annual Report to Shareholders, and of our report dated June 15, 1998, relating to the financial statements and financial highlights of the Phoenix Income and Growth Fund appearing in the April 30, 1998 Annual Report to Shareholders, which financial statements and financial highlights are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Management and Other Service Providers" in such Combined Proxy Statement/Prospectus. We further consent to the reference to us under the heading "Financial Highlights" in the Prospectuses of the Phoenix Convertible Fund Series dated February 28, 1998 and of the Phoenix Income and Growth Fund dated August 28, 1997, and under the heading "Other Information - Independent Accountants" in the Statements of Additional Information of the Phoenix Convertible Fund Series dated February 28, 1998 and of the Phoenix Income and Growth Fund dated August 28, 1997 which are incorporated by reference into the Registration Statement.



PricewaterhouseCoopers LLP
Boston, Massachusetts
August 14, 1998